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                                                        EXHIBIT 3(ii)

                                  REGULATIONS
                                       OF
                                OHM CORPORATION
                              (THE "CORPORATION")


                                   ARTICLE I

                            MEETINGS OF SHAREHOLDERS

         SECTION 1.01. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation, or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected thereat, and such other business transacted as may properly be brought before the meeting.

         SECTION 1.02. Special Meeting. Special meetings of the shareholders may be called for any proper purpose or purposes at any time by
(i) the President or any Vice President; (ii) by the directors by action at a meeting or a majority of the directors acting without a meeting; or (iii) by shareholders holding 50% or more of the voting power of the then outstanding shares entitled to vote in an election of directors, taken together as a single class ("Voting Shares"). Such meetings may be held within or without the State of Ohio at such time and place as may be specified in the notice thereof.

         SECTION 1.03. Notice of Meetings. Written notice of every annual or special meeting of the shareholders, stating the time, place and purposes thereof, shall be given to each shareholder entitled to notice as provided by law, not less than seven (7) nor more than ninety (90) days before the date of the meeting. Such notice may be given by or at the direction of the Secretary of the Corporation, or such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

         SECTION 1.04. Persons Becoming Entitled by Operation of Law or Transfer. Every person who, by operation of law, transfer or any other means whatsoever, shall become entitled to any shares, shall be bound by every notice in respect of such share or shares which previously to the entering of his name and address on the records of the Corporation shall have been duly given to the person from whom he derives title to such shares.

         SECTION 1.05. Quorum and Adjournments. Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the Voting Shares, present in person or by proxy, shall constitute a quorum; provided that any annual meeting duly called, whether a quorum is present or otherwise, may, by voting of the holders of the majority of the Voting Shares represented thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

         SECTION 1.06. Organization of Meetings. The Board of Directors will designate a chairman for each meeting of shareholders. The chairman will call the meeting to order and act as chairman of the meeting. In the absence of such a chairman, the highest ranking officer of the Corporation who is present at the meeting will act as chairman of the meeting. Unless otherwise designated by the Board of Directors, the Chief Executive Officer shall serve as chairman of the meeting.
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         The chairman of the meeting will appoint the secretary of the meeting, an inspector or inspectors of elections for the meeting and such other functionaries as the chairman deems necessary or appropriate. Unless otherwise designated, the Secretary shall act as secretary of the meeting.

         Any proposal to be brought before any meeting of shareholders by any shareholder must be submitted in writing to the Secretary of the Corporation at least thirty days prior to the date fixed for the meeting at which it is intended that such proposal is to be presented.

         SECTION 1.07. Proxies. Any shareholder entitled to vote may vote by proxy, provided that the instrument authorizing such proxy to act shall have been executed in writing (a telegram or cablegram is sufficient) by the shareholder.

         SECTION 1.08. Inspectors of Elections. The Board of Directors, in advance of any meeting of the shareholders, may appoint inspectors of election to act at such meeting or adjournment thereof. If no such appointment shall be made, or if any of the inspectors so appointed shall fail to attend or refuse or be unable to serve, then such appointment may be made by the chairman of the meeting. The inspectors shall make determination as to the number of shares outstanding, voting rights, the existence of a quorum, the validity of proxies, the results of any vote, along with other acts that are proper to conduct an election or vote with fairness to all shareholders.

         SECTION 1.09. Action of Shareholders Without a Meeting. Any action which might have been taken under these Regulations by a vote of the shareholders at a meeting thereof may be taken without a meeting, with the affirmative vote or approval of, and in a writing signed by all of the shareholders who would be entitled to notice of a meeting of the shareholders held for such purpose.

                                   ARTICLE II

                                   DIRECTORS

         SECTION 2.01. Number. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by the vote of the holders of a majority of the Voting Shares represented at any annual meeting or special meeting called for the purpose of electing directors, or by resolution adopted by affirmative vote of a majority of the directors then in office. When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

         SECTION 2.02. Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this
Section 2.02. Such nominations, other than those made by or at the direction of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days, nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy-five (75) days notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not an incumbent director whom the shareholder proposed to nominate for election as a director (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; and (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and





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number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.02.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.02, and if he should so determine, the defective nomination shall be disregarded.

         SECTION 2.03. Election and Term of Office of Directors. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to his prior death, resignation, or removal from office. Election of Directors shall be by ballot whenever requested by any person entitled to vote at the meeting but, unless so requested, such election may be conducted in any way approved at such meeting.

         SECTION 2.04. Vacancies. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 2.01 hereof. Except in cases where a director is removed as provided by law and these Regulations, and his successor is elected by the shareholders, the remaining directors may, by a vote of a majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

         SECTION 2.05. Quorum and Adjournments. A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote of a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations, or as otherwise authorized by the Ohio Revised Code.

         SECTION 2.06. Organization Meeting. Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, a special meeting for such purpose shall be held as soon thereafter as practicable.

         SECTION 2.07. Regular Meetings. Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in by-laws or resolutions adopted by the directors and upon such notice, if any, as shall be so provided for.

         SECTION 2.08. Special Meetings. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by (i) the President or any Vice President, or (ii) by the Board of Directors, or
(iii) any two members thereof. Written notice of the time and place of each meeting shall be given to each director by personal delivery or by mail, telecopy, cablegram or telegram at least two (2) days prior to such meeting, or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Any director may waive in writing notice of any meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof. Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

         SECTION 2.09. Compensation. Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any committee thereof and/or such salary as may be determined from time to time by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.





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         SECTION 2.10.  Action of Board Without a Meeting.  Any action which might have been taken under these Regulations by vote of the directors at any meeting of the Board of Directors or any committee thereof may be taken without a meeting with the affirmative vote or approval of, and in a writing signed by all of the directors who would be entitled to notice of a meeting of the Board of Directors held for such purpose.

                                  ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         SECTION 3.01. Executive Committee. The directors, at any time, may elect from their number an Executive Committee which shall consist of three (3) or more directors of the Corporation. Except as its powers, duties and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors; provided that the Committee shall not be empowered to fill vacancies among the directors, the Executive Committee or other Committee of the directors.

         SECTION 3.02. Other Committees. The directors may elect other committees from among the directors in addition to or in lieu of an Executive Committee and give to them any of the powers which under Section 3.01 could be vested in an Executive Committee.

         SECTION 3.03. Conduct of Business. Except as otherwise required by law or the Articles of Incorporation or these Regulations, each committee may determine the procedural rules for meetings and conducting its business.

                                   ARTICLE IV

                                    OFFICERS

         SECTION 4.01. Election. The officers of the Corporation shall include a Chairman of the Board, if elected by the Board of Directors, a Chief Executive Officer, a President, a Secretary, a Treasurer, and such number of Vice Presidents, Assistant Secretaries, Assistant Treasurers, and other officers as are, in the judgment of the Board, required to transact the business of the Corporation. All officers of the Corporation shall be elected, and the compensation of all such officers shall be fixed by the Board of Directors or the Compensation and Stock Option Committee thereof; provided, however, that the Chief Executive Officer of the Corporation may appoint the officers of the Corporation below the level of Vice President and fix their salaries. Any two or more offices may be held by the same person. Any officer may be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Chief Executive Officer or the Board of Directors.

         SECTION 4.02. Term. The officers of the Corporation shall be elected annually at the organizational meeting of the Board of Directors, and shall hold office until the next organization meeting of the Board of Directors, or for such shorter periods as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by affirmative vote of a majority of the Board of Directors. Any officer who was appointed by the Chief Executive Officer, and who is either below the level of Vice President or is neither the Secretary nor Treasurer of the Corporation, may be removed at any time, with or without cause, by the Chief Executive Officer. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.

         SECTION 4.03. Chief Executive Officer. The Chief Executive Officer of the Corporation, who shall be a member of the Board of Directors, shall be such officer who from time to time is so designated by the Board of Directors. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The





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Chief Executive Officer shall have full right, authority and power to control the personnel of the Corporation; to employ or direct the employment and dismissal of such personnel, including the fixing of salaries (provided, however, that this right shall not extend to officers elected by the Board of Directors); and, except to the extent that the duties of an elected officer are prescribed or otherwise limited by law, these Regulations, or the Board of Directors, to prescribe the duties of all officers of the Corporation, with such limitations thereon as he deems proper. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are assigned to him by the Board of Directors.

         SECTION 4.04. Chairman. The Chairman of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of Chairman and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

         SECTION 4.05. President. The President of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of President and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

         SECTION 4.06. Vice President. Each Vice President of the Corporation shall have the authority to perform the duties and exercise the powers usually incident to the office of Vice President and/or assigned to him by the Chief Executive Officer or the Board of Directors.

         SECTION 4.07. Secretary. The Secretary of the Corporation shall have the authority, perform the duties, and exercise the powers usually incident to the office of the Secretary of the Corporation and/or assigned to him from time to time by the Board of Directors or the Chief Executive Officer. The Secretary of the Corporation, or such other officer of the Corporation as is designated by the Board of Directors, shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purpose.

         SECTION 4.08. Treasurer. The Treasurer of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Treasurer of the Corporation and/or assigned to him from time to time by the Chief Executive Officer or the Board of Directors.

                                   ARTICLE V

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

         SECTION 5.01. Indemnification. The Corporation may indemnify any director or officer, any former director or officer of the Corporation, and any employee or other person who is or has served at the request of the Corporation as a director, officer, trustee, fiduciary, agent or employee of another corporation, partnership, joint venture, trust or other enterprise (and his heirs, executors and administrators) against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him by reason of the fact that he is or was such director, officer, trustee, fiduciary, agent or employee in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to the full extent and according to the procedures and requirements set forth in the Ohio General Corporation Law as the same may be in effect from time to time. The indemnification provided for herein shall not be deemed to restrict the right of the Corporation to (i) indemnify employees, agents and others as permitted by such Law, (ii) purchase and maintain insurance or provide similar protection on behalf of directors, officers or such other persons against liabilities asserted against them, or expenses incurred by them arising out of their service to the Corporation as contemplated herein, and (iii) enter into agreements with such directors, officers, employees, agents or others indemnifying them against any and all liabilities (or such lesser indemnification as may be provided in such agreements) asserted against them or incurred by them arising out of their service to the Corporation as contemplated herein.





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                                   ARTICLE VI

                                 CAPITAL STOCK

         SECTION 6.01. Stock Certificates. The shares of stock of the Corporation shall be represented by certificates signed by the Chairman, the President or a Vice President, and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. Each certificate shall set forth additional material as is required by law.

         SECTION 6.02. Transfers. The shares of stock of the Corporation shall be transferable in the manner prescribed by laws of the State of Ohio. Transfers of stock shall be made on the share transfer books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing, and upon the surrender of the certificate therefor, which shall be cancelled when the new certificate shall be issued.

         SECTION 6.03. Registered Holders. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose names shares or any warrants, rights or options stand on the record of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof.

         SECTION 6.04. New Certificates. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

                                  ARTICLE VII

                                 MISCELLANEOUS

         SECTION 7.01. Provisions in Articles of Incorporation. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

         SECTION 7.02. Record Dates. For any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to:
(i) receive notice of or to vote at a meeting of shareholders; (ii) receive payment of any dividend or distribution; (iii) receive or exercise rights of purchase of or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (iv) participate in the execution of written consents, waivers, or releases, the directors may fix a record date, which shall not be a date earlier than the date on which the record date is fixed and, in the cases provided for in clauses (i), (ii) and (iii) above, shall not be more than sixty (60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period for such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.





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         SECTION 7.03.  Amendments.  These regulations may be altered, changed or amended in any respect, or superseded by new Regulations in whole or in part, by the affirmative vote of the holders of a majority of the Voting Shares present in person or by proxy at an annual or special meeting called for such purpose except that the provisions of Sections 1.02, 1.06, 2.02 and this 7.03 may not be altered, changed or amended in any respect or superseded by new Regulations in whole or in part except by the affirmative vote of the holders of 85% of such stock.

         SECTION 7.04. Fiscal Year. Unless otherwise determined by the Board of Directors by resolution, the fiscal year of the Corporation shall begin the first day of January in each year, and shall end on the thirty-first day of December of such year.





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